UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Conor Medsystems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3350973
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1003 Hamilton Court, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which the form relates: 333-119174

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” included in the Registrant’s Form S-1 Registration Statement, No. 333-119174, as amended, initially filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2004 (the “Registration Statement”), and is incorporated herein by reference.

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Item 2. Exhibits.

Exhibit Number		Description
3.1	*	Amended and Restated Certificate of Incorporation.

3.2	*	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant’s initial public offering.

3.3	*	Bylaws.

3.4	*	Certificate of Amendment of Bylaws, dated May 17, 2002.

3.5	*	Certificate of Amendment of Bylaws, dated October 20, 2003.

3.6	*	Form of Amended and Restated Bylaws to be effective upon completion of the Registrant’s initial public offering.

4.2	*	Form of Common Stock Certificate.

10.1	*	Investor Rights Agreement, dated July 30, 2004, between the Registrant and certain of its stockholders.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CONOR MEDSYSTEMS, INC.
(Registrant)

Date: December 8, 2004	By:	/s/ FRANK LITVACK, M.D.
Frank Litvack, M.D.
Chairman and Chief Executive Officer

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